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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: August 15, 2002


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Press Release

SOURCE: C. Robert Coates

Coates  Proxy  Campaign  for  Northfield  Cited  by  Crain's Chicago Business

LAKE  FOREST,  Ill.,  Aug. 15  -  The  campaign spearheaded by C. Robert Coates
and Bert R. Williams III  to secure   seats  as  independent candidates  on
Northfield Laboratories'  (Nasdaq: NFLD)  expanded  seven-member   board
receives prominent play in the latest issue (Aug. 12, 2002) of Crain's Chicago Business.

Highlighted  in  the  article, "A Shareholder  Activist  Has Shaken   Up
Northfield  Laboratories  Inc.,"  is   Coates' dissatisfaction  with  current
management  for  failing  to advance  its  PolyHeme  product  with  the  Food
and   Drug Administration and for dawdling over a decision to line up a
partnership   with   a  major  pharmaceutical   company   to capitalize on the
blood substitute's potential.

The   article   also   cited  the  dismal   performance   of Northfield's stock,
which is now selling below $4  a  share, down from a high of $34.88 in March
2000.

Maryland-based Institutional Shareholder Services (ISS), which keeps institutional investors abreast of corporate governance issues, told the business publication that before it takes a stand on Mr. Coates' slate it plans to review Northfield's proxy. Quoting Patrick McGurn, a vice president of ISS, the article continued: "He (Coates) seems to be a bona fide
investor   who  looks  for  obscure  and  seemingly undervalued companies, and he hounds them to make changes."

Northfield Chairman and CEO Steven A. Gould told Crain's that the company continues to hold discussions with the FDA but "It is certainly possible we will need to do more tests." The executive said more testing would eat up the company's cash supply of $18 million -- a supply that would otherwise last 18 months.

Commenting   on  the  Crain's  article,  Mr.   Coates   said Northfield's  poor
performance in the market speaks volumes about how investors are judging this company. "Uncertainty from Northfield is killing the stock," he said.

Mr. Coates is urging Northfield shareholders to submit only the Coates-Williams proxy for the Sept. 13 annual meeting.

Contact Information

If you are a shareholder with comments, suggestions or questions about receiving a Coates-Williams proxy, please call Simon Goldberg of the Robert Coates Group at 1-800-295-0841, extension 240 or e-mail us at sgoldberg@rcoates.com.

SOURCE: C. Robert Coates